loans/topr
0532/39038-028  NYLIB2/513320 v7                     09/24/98  02:17 PM  (10559)
                                 EXECUTION COPY






                                WARRANT AGREEMENT
                                     BETWEEN
                           INSIGNIA/ESG HOLDINGS, INC.
                                       AND
                            FIRST UNION NATIONAL BANK
                         DATED AS OF SEPTEMBER 30, 1998

532/39038-028  NYLIB2/513320 v7                     09/24/98  02:17 PM  (10559)

     WARRANT AGREEMENT, dated as of September 30, 1998 between INSIGNIA/ESG HOLDINGS, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association incorporated under the laws of the United States of America (the "Warrant Agent").

     WHEREAS, the Company issued to Insignia Financial Group, Inc. ("Insignia") on September~18, 1998, warrants (the "Warrants") to purchase an aggregate of 1,196,000 shares (the "Warrant Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment as provided herein, and Insignia proposes to transfer such Warrants on September 30, 1998 to the holders of record of 62% Trust Convertible Preferred Securities ("TOPRs") issued by Insignia Financing I, a Delaware trust, on September 15, 1998 (the "Record Date"), in connection with (i)~the proposed merger of Insignia with and into Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May~26, 1998, with AIMCO being the surviving corporation, and (ii)~the distribution by Insignia of the Common Stock of the Company to the holders of record of Insignia Class A Common Stock, par value $.01 per share, on September 15, 1998.

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the registration, transfer, exchange and exercise of the Warrants.

     THEREFORE, in consideration of the mutual undertakings contained herein, the Company and the Warrant Agent hereby agree as follows:

     1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the instructions hereinafter set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

     2. Warrant Certificates. Each certificate for Warrants (a "Warrant Certificate") shall be substantially as set forth in Annex A attached hereto. The Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Chief Executive Officer or President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Treasurer or Secretary or Assistant Secretary of the Company.

     Warrant Certificates shall be dated as of the date of authentication by the Warrant Agent upon transfer or exchange. The Warrant Agent shall countersign and deliver Warrant Certificates to such Holders and in such number as provided in this Warrant Agreement. The Warrant Certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Warrant Agreement) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.



     14   0532/39038-028   NYLIB2/513320   v7  09/24/98   02:17  PM  (10559)  3.
Registration. The Warrant Agent shall maintain a register for the Warrants at its principal executive offices in Charlotte, North Carolina, for the registration of the transfer and exchange of Warrants. The Warrant Agent shall register the Warrants initially in the name of Insignia. The Company and the Warrant Agent each shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

     4. Transfer and Exchange of Warrants. Any Warrant shall be transferable only upon surrender thereof at the Warrant Agent's principal executive offices located in Charlotte, North Carolina, duly endorsed by its Holder or by such Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, in each case in form satisfactory to the Warrant Agent, together with payment of any taxes which may be payable in connection with such transfer. Upon any registration of transfer, the Warrant Agent shall deliver a new Warrant Certificate(s) to the persons entitled thereto and the surrendered Warrant Certificate shall be canceled. Warrants so canceled shall be delivered to the Company from time to time upon request. In addition, a Warrant Certificate may be exchanged, at the option of the Holder thereof, for another Warrant Certificate(s) of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender at the Warrant Agent's principal executive offices located in Charlotte, North Carolina, duly endorsed by its Holder or by such Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, in each case in form satisfactory to the Warrant Agent. The Warrants shall be freely transferable, subject only to compliance with applicable securities laws.

     5. Exercise of Warrants.

     5.1 Exercise Price and Term. Each Warrant shall entitle the Holder thereof to purchase from the Company one Warrant Share at a purchase price per share equal to $14.50 (the "Exercise Price"), as such purchase price and number of Warrant Shares may be adjusted from time to time pursuant to the provisions of
Section 9 hereof, payable in full at the time of exercise of such Warrant. The Warrants may be exercised, in whole or in part, at any time or from time to time during the three-year period commencing on September 15, 2000 and ending at 5:00~p.m., New York City time, on September 15, 2003 or, in the event such date is a Saturday or Sunday, or a legal holiday on which the New York Stock Exchange ("NYSE") is closed, then the Warrants may be exercised until 5:00~p.m. Eastern time on the next succeeding Business Day (the "Expiration Date"). A "Business Day" shall be a day on which banks in New York City are open for business. After the Expiration Date, any unexercised Warrants shall be void and all rights of the Holders with respect thereto shall cease.


    5.2 Payment of Exercise Price. At the election of any Holder, the aggregate Exercise Price for any Warrants being exercised may be paid: (a) in cash in the amount of the aggregate Exercise Price then in effect for the number of Warrants being exercised, (b) by surrender to the Company of shares of Common Stock having an aggregate Fair Market Value (as defined below) on the date of exercise equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, (c) by a surrender of Warrants covering a number of Warrant Shares having an aggregate Fair Market Value, net of the applicable aggregate Exercise Price therefor, equal to the aggregate Exercise Price then in effect for the number of Warrants being exercised, or (d) by a combination of the aforementioned methods of payment. For purposes of this Agreement, the "Fair
Market Value" per share of Common Stock on a given date shall be: (i) if the Common Stock is listed on a national securities exchange or included on the NASDAQ National Market, the closing price per share of Common Stock on such date (or, if there was no trading on such date, on the next preceding day on which there was trading); (ii) if the Common Stock is not listed on a national securities exchange or included on the Nasdaq National Market, the average of the closing bid and asked quotations per share of Common Stock as reported by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization) on such date (or, if there were no quotations for the Common Stock on such date, on the next preceding day on which there were quotations) as provided by such organization; and (iii) if the Common Stock is not traded on a national securities exchange or included on the Nasdaq National Market and bid and asked quotations are not provided by Nasdaq (or the National Quotation Bureau Incorporated or any similar organization), as determined by the agreement of the parties in good faith or, in the absence of such agreement, as determined pursuant to arbitration under the auspices of the American Arbitration Association; provided, that if the Fair Market Value is determined by agreement of the parties or arbitration, such agreement or arbitration determination shall be provided to the Warrant Agent in connection with the exercise of such Warrants.

     5.3 Exercise Procedure. Warrants may be exercised by their surrender to the Company at the Warrant Agent's principal executive offices in Charlotte, North Carolina, with the election to purchase form attached thereto duly completed and executed, accompanied by payment of the aggregate Exercise Price for the Warrant Shares to be purchased upon such exercise. Payment for the Warrant Shares shall be made (a) if payment is to be made in cash, by a certified or bank cashier's check payable to the order of the Company or by wire transfer to an account designated by the Company, (b) if payment is to be made through a surrender of shares of Common Stock, by surrender of certificates duly endorsed for transfer (with all transfer taxes paid or provided for), and (c) if payment is to be made by a surrender of Warrants, by surrender of certificates representing such Warrants. The Warrant Agent shall promptly forward to the Company all monies and certificates for shares of Common Stock received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants. Promptly after the exercise of any Warrants and the payment of the Exercise Price, upon compliance with Section 6 hereof, the Company shall issue a certificate or certificates for the number of full Warrant Shares to which the Holder thereof is entitled, registered in accordance with the instructions set forth in the election to purchase, together with cash as provided in Section 11 of this Warrant Agreement payable in respect of fractional shares and (if applicable) a new Warrant Certificate representing all remaining unexercised Warrants. The Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate(s) pursuant to the provisions of this Section and of Section 4 of this Warrant Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. All Warrant Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and listed on the NYSE or on such other national securities exchange or Nasdaq National Market, as the case may be, on which such Common Stock is listed or included. Upon compliance with Section 6 hereof, certificates representing such Warrant Shares and remaining unexercised Warrants shall be issued in such names and denominations, and shall be delivered to such persons, as are specified by written instructions of the Holder.


     5.4 Record Holder. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the date upon which such Warrants were surrendered for exercise, accompanied by payment of the aggregate Exercise Price and any taxes as aforesaid, irrespective of the date of issuance or delivery of such certificate for Warrant Shares; provided, however, that if, at the date of the surrender of such Warrants and payment of the aggregate Exercise Price and any taxes, the transfer books for the Common Stock or any other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares or for shares of such other class of stock in respect of which such Warrants are then exercisable shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and, until such date, the Company shall be under no duty to deliver any certificate for such Warrant Shares or for shares of such other class of stock.

     6. Payment of Taxes. The Company shall promptly pay all documentary stamp taxes attributable to the issuance of Warrants or the issuance of Warrant Shares upon the exercise of any Warrants, except that any taxes payable in connection with the issuance of Warrants or Warrant Shares in any name other than that of the Holder of the Warrants surrendered shall be paid by such Holder and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or it is established to the satisfaction of the Company that any such tax has been paid. The Company shall provide the Warrant Agent with information as to any applicable taxes to be paid in connection with the issuance, transfer or exercise of the Warrants, Warrant Certificates and Warrant Shares, and the Warrant Agent shall be entitled to rely on such information in undertaking its duties under this Warrant Agreement and shall not be liable for any action taken in reliance thereon. In no event shall the Warrant Agent be responsible for paying any such taxes, but the Warrant Agent shall apply any tax payments received by it to the Company's account.

     7. Replacement Warrants. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and, upon instruction of the Company, the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate, together with an appropriate agreement regarding indemnification of the Warrant Agent and the Company relating to the issuance of a replacement Warrant Certificate. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent shall prescribe.

         8.       Warrants.

     8.1 Reservation of Warrant Shares. The Company shall at all times reserve and keep available for issuance the number of its authorized but unissued shares of Common Stock or other capital stock sufficient to permit the exercise in full of the Warrants and any transfer agent for the Common Stock or other capital stock issuable upon the exercise of Warrants shall be directed at all times to reserve such number as shall be sufficient for such purpose. The Company will keep a copy of this Warrant Agreement on file with each such transfer agent and will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash that may be payable as provided in Section~11 hereof. All Warrants surrendered upon the exercise thereof shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. After the Expiration Date, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter, no shares shall be subject to reservation in respect of any unexercised Warrants.

     8.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

    8.3 Redemption of Warrants by the Company. The Company shall have the right to redeem any or all of the Warrants at $1.00 per Warrant at any time after September 15, 2000, except that the Warrants may not be so redeemed unless the closing price (as determined in accordance with Section~5.1 hereof) for the Common Stock on any 20 trading days within a period of 30 consecutive trading days ending no more than five days prior to the date upon which notice of call is first mailed is at least 150% of the Exercise Price in effect on such day.

     Notice of the redemption shall be mailed at least 30 days prior to the date scheduled for such redemption (the "Redemption Date") and shall be given to the Warrant Agent and the Holders in accordance with the provisions of Section~20 hereof. Such notice shall state the date, place and price of such call. The notice of redemption also shall be given no more than 60 nor less than 30 days prior to the mailing of notice to the Holders pursuant to this Section, by publishing, at least once in the Wall Street Journal (national edition), or if such edition is not then published, then in one or more newspapers printed in the English language and in general circulation in New York City, and such notice shall state the date, place and price of such redemption. If fewer than all the Warrants outstanding at the time are to be called, the Company shall give the Warrant Agent written notice as to the aggregate number of Warrants to be called, and thereupon the Warrant Agent shall select the Warrants to be called in such manner as it deems, in its discretion, to be fair and appropriate; provided, that the Warrant Agent shall not be liable to any Holder for such selection and shall be indemnified by the Company pursuant to Section 14(v) for any liability arising out of such selection. Each Holder shall continue to have the right to exercise the Warrant until the close of business on the Business Day which is 15 days prior to the Redemption Date. No less than one Business Day prior to the Redemption Date, the Company shall deposit with the Warrant Agent funds sufficient to purchase all of the Warrants called for redemption which are outstanding at the close of business on the date when the right to exercise expired.

     8.4 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant Certificates so cancelled shall be delivered to the Company from time to time upon request or disposed of at the instruction of the Company.

     9. Adjustments.

     9.1 Adjustment of Exercise Price.

     9.1.1 Initial Exercise Price. The Exercise Price, which initially will be as provided in Section 5.1, shall be adjusted and readjusted from time to time as provided in this Section 9.1 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this
Section 9.1.

     9.1.2 Issuance of Additional Shares of Common Stock. In case the Company, at any time after the Record Date, shall issue additional shares of Common Stock for no consideration in connection with a dividend, stock split or other distribution on the Common Stock (including, without limitation, any distribution of Common Stock by way of spin-off, reclassification or corporate rearrangement), then, and in each such case, the Exercise Price shall be reduced concurrently with such issuance to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:


    (a) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance; and

     (b) the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance.

     9.1.3 Dividends and Distributions. In case the Company, at any time after the Record Date, shall pay or make a dividend or other distribution on the Common Stock (including, without limitation, any distribution of stock (other than Common Stock) or other securities, including securities that are convertible into or exchangeable or exercisable for Common Stock, property or options by way of dividend, spin-off, reclassification or corporate rearrangement) then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of the holders of the Common Stock entitled to receive such dividend or other distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction of which:

     (a) the numerator shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value on such record date of such dividend or other distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock; and

     (b) the denominator shall be such Exercise Price in effect immediately prior to the close of business on such record date;

     provided, however, that no such reduction shall be made pursuant to this Section~9.1.3 for a dividend payable in shares of Common Stock (which is subject to Section~9.1.2) or payable in cash or other property and declared out of the earned surplus (i.e., retained earnings) of the Company (excluding any portion thereof resulting from a revaluation of property) or which is declared but is then not paid or made. For purposes of the foregoing, a dividend or distribution payable other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend or distribution at the time of payment as determined in good faith by the Board of Directors of the Company. If a dividend or distribution covered under this Section 9.1.3 is declared prior to the Expiration Date but not paid by such date, the Expiration Date shall be extended until the payment thereof.

     9.1.4 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall be proportionately increased concurrently with the effectiveness of such combination or consolidation.

     9.1.5 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section~9.1 would be less than 1% of the Exercise Price, such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the Exercise Price.


     9.1.6 Minimum Exercise Price. Notwithstanding anything to the contrary set forth herein, no adjustment provided for in this Section 9.1 shall reduce the Exercise Price below the par or stated value of the Common Stock and the Company shall have no obligation to change such value to permit a further reduction of the Exercise Price; provided, however, that, except in the event of any transactions of the type contemplated under Section 9.1.4 hereof, the Company agrees not to change the par or stated value of the Common Stock.

     9.1.7 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     9.2 Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 9.1, the number of Warrant Shares that the Holder of a Warrant shall be entitled to receive upon exercise thereof shall be adjusted to equal that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment of the Exercise Price by a fraction of which:

     (a) the numerator shall be the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and

     (b) the denominator shall be the Exercise Price in effect immediately following such adjustment of the Exercise Price.

     9.3 Notice, Evidence of Adjustments. Within a reasonable time after the close of the quarterly fiscal period of the Company during which the Exercise Price is adjusted as herein provided, the Company shall file with the Warrant Agent a certificate signed by an executive officer of the Company setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant. The Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by the Holders during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest certificate furnished to it hereunder. In the absence of a certificate having been furnished, the Warrant Agent may conclusively rely upon the provisions of the Warrant Certificates with respect to the Common Stock deliverable upon exercise of the Warrants and the Exercise Price. The Company shall retain a firm of independent public accountants of nationally recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 9, and a certificate signed by such firm shall accompany said notice and shall be conclusive evidence of the correctness of such adjustments. Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder or beneficial owner of a Warrant to determine whether any facts exist which may require any adjustment pursuant to Section 9 hereof or otherwise, or with respect to the nature or extent of any such adjustment made or with respect to the method employed in making such adjustment, and shall be indemnified and held harmless to the extent specified in Section 14(v) hereof in connection with any claim or dispute arising from any such adjustment, any failure or asserted failure to make such adjustment, or any insufficiency or asserted insufficiency of any such adjustment.

     9.4 Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.


    10. Consolidation, Merger, Sale of Assets, Reorganization, etc.

     10.1 General Provisions. In case the Company at any time after the Record Date (a)~shall consolidate with or merge into any other person and not be the continuing or surviving person of such consolidation or merger, or (b~shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock or other securities then issuable upon exercise of the Warrants shall be changed into or exchanged for cash, stock or other securities or property, or (c)~shall transfer, directly or indirectly, all or substantially all its properties and assets to any other person, or (d)~shall effect a capital reorganization or reclassification of the Common Stock or other securities then issuable upon exercise of the Warrants (other than a capital reorganization or reclassification resulting in an adjustment of the Exercise Price as provided in Section 9.1), then, and in the case of each such transaction, the Company shall make proper provision such that, upon the terms and in the manner provided in this Warrant Agreement, the Holder of each Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive, at the Exercise Price then in effect, in lieu of the Common Stock or other securities issuable upon such exercise immediately prior to such transaction, the amount of cash, stock or other securities or property to which such Holder would have been entitled if such Warrant had been exercised in full immediately prior to such transaction, subject to adjustments subsequent to such transaction as nearly equivalent as possible to the adjustments provided for in Section 9 and this Section 10.

     10.2 Assumption of Obligation. Notwithstanding anything contained in this Warrant Agreement to the contrary, the Company shall not effect any of the transactions described in Section 10.1(a), (b), (c) or (d) unless, prior to the consummation thereof, the person (other than the Company) that may be required to deliver any cash, stock or other securities or property upon exercise of any Warrant as provided herein shall assume, by written instrument, (a)~the obligations of the Company under this Warrant Agreement and the Warrants (and if the Company shall survive the consummation of any such transaction, such assumption shall not release the Company from any continuing obligations of the Company under this Warrant Agreement and the Warrants) and (b)~the obligation to deliver to such Holder such cash, stock or other securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section~10; provided, however, that this Section~10.2 shall not be applicable to any transaction described in Section~10.1(c) if all such cash, stock, property or other consideration receivable upon consummation of such transaction is delivered to the Company at such time. Such person shall similarly deliver to the Company an opinion of counsel to the effect that this Warrant Agreement and the Warrants shall continue in full force and effect after any such transaction and that the terms hereof (including, without limitation all of the provisions of Section~9 and this Section~10) and thereof shall be applicable to the cash, stock or other securities or property that such person may be required to deliver upon any exercise of the Warrants.


     10.3 No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, but subject to Section~9.1.6, the Company agrees that it shall take all such reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

     11. Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of any Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of one share of Common Stock on the date of exercise.

     12. Securities Law Compliance. The Company covenants that it will use its reasonable best efforts to timely file all reports required to be filed by it under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants to use its reasonable best efforts to make publicly available such information as may be necessary to permit the sale of Warrant Shares without registration under the Act pursuant to the exemption provided by Rule 144 under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request of any Holder of Warrants or Warrant Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

     13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger, consolidation, asset transfer or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible as a successor Warrant Agent under the provisions of Section~15 of this Warrant Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned. In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in this Warrant Agreement.

     14. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

     (i) The statements of fact and recitals contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.


    (ii) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

     (iii) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Company shall promptly pay the reasonable fees and expenses of any such counsel.

     (iv) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (v) The Company agrees to pay to the Warrant Agent compensation to be agreed for all services rendered by the Warrant Agent in the performance of its duties under of this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind reasonably incurred by the Warrant Agent in the performance of its duties under this Warrant Agreement and to indemnify the Warrant Agent and its officers, directors, employees and agents and save each of them harmless against any and all losses, liabilities and expenses, including, without limitation, judgments, costs and reasonable counsel fees, for anything arising from or in connection with this Warrant Agreement or done or omitted by the Warrant Agent pursuant to this Warrant Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct or bad faith. In no event shall the Warrant Agent be liable for incidental, indirect, special, consequential or punitive damages. All such amounts to which any indemnified party is entitled under this Section 14(v) shall be paid by the Company from time to time as incurred, both in advance of and after the final disposition of any action or claim giving rise to such indemnifiable amount. This Section 14(v) will survive any termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

     (vi) The Warrant Agent shall not be obligated to take any legal action or commence any proceeding on behalf of, or at the request of, any party in connection with this Warrant Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Warrant Agent shall incur no liability for delaying performance of its obligations under this Warrant Agreement if there is any dispute regarding the Warrant Agent's obligations hereunder or if the Warrant Agent is otherwise uncertain of its obligations hereunder. Unless otherwise agreed between the Warrant Agent and the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by the Warrant Agent pursuant to any provisions of this Warrant Agreement or the Warrant Certificates. In no event shall the Warrant Agent be under any obligation to take any other action likely to involve expenses unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights and interests may appear.

     (vii) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement or such stockholder, director, officer, partner or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (viii) The Warrant Agent shall act hereunder solely as agent for the Company and its duties shall be determined solely by the provisions hereof, and no implied duties of the Warrant Agent shall be read into this Warrant Agreement or any Warrant Certificate or other document or instrument executed in connection herewith. The Warrant Agent does not assume any obligations or relationship of agency or trust for or with the Holders of the Warrants or the beneficial owners of the Warrant Shares. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith.

     (ix) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from their neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

     (x) The Warrant Agent is hereby authorized and directed to accept instruction with respect to the performance of its duties hereunder from any executive officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers. Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by an executive officer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     (xi) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares or other stock) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.


    15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company notice in writing, and to the Holders notice by mailing such notice to the Holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the Holders. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a Holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then such Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof. The Company shall indemnify and hold harmless the Warrant Agent to the extent set forth in Section 14(v) hereof for any failure to appoint a successor Warrant Agent. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to file or mail any notice provided for in this Section 15, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     160 Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     170 Notices to Holders.

     17.1 No Rights as Stockholders. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof as such the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter or any other rights whatsoever as stockholders of the Company.

     17.2 Required Notice to Holders from the Company. In the event the Company intends to:

     (a) make any distribution on or with respect to its Common Stock (or other securities that may then be issuable in lieu thereof upon the exercise of Warrants), including without limitation any dividend or distribution from earned surplus, any dividend or distribution of stock, assets or evidences of indebtedness, or any similar distribution,

     (b) issue subscription rights or warrants to holders of its Common Stock,

     (c) consolidate or merge with or into another entity,

     (d) liquidate, dissolve or sell or otherwise dispose of substantially all its assets, or

     (e) take any other action that would result in an adjustment to the Exercise Price or an adjustment to the number of Warrant Shares that the Holder of a Warrant shall be entitled to receive upon exercise thereof, then the Company shall cause a notice of its intention to take such action to be delivered to the Warrant Agent and, at the Company's expense, sent by first-class mail, postage prepaid, at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such distribution or issuance or to vote upon such proposed consolidation, merger, liquidation, dissolution, sale or disposition to each Holder at its address appearing on the Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution, issuance, consolidation, merger, liquidation, sale or conveyance.

     180 Governing Law. The validity, interpretation and performance of this Warrant Agreement, of each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

     190 Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     200 Notices. Any notice or demand required by this Warrant Agreement to be given or made by any Holder or the Warrant Agent to or on the Company shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by facsimile transmission addressed as follows:

                  Insignia/ESG Holdings, Inc.
                  200 Park Avenue
                  New York, New York  10166
                  Telephone:  (212) 984-6644
                  Facsimile:  (212) 984-7153
                  Attention:  Adam B. Gilbert, Esq.

                  with a copy to:
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York  10036
                  Tel:  (212) 969-3220
                  Fax: (212) 969-2900
                  Attn:  Allan R. Williams, Esq.

     Any notice or demand required by this Warrant Agreement to be given or made by the Company or the Warrant Agent to or on the Holder of any Warrant shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company.

     Any notice or demand required by this Warrant Agreement to be given or made by the Company or any Holder to or on the Warrant Agent shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by facsimile transmission addressed as follows:

                  First Union National Bank
                  Shareholder Services Group
                  1525 W. T. Harris Blvd., #3C3
                  Charlotte, North Carolina  28262-1153
                  Tel:  (704) 590-7387
                  Fax:  (704) 590-7598
                  Attn: Myron O. Gray

     210 Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the Holders.

     220 Benefits of this Agreement. Except as provided in Section~23, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Warrant Agreement.

     230 Successors. All of the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first set forth above.

                       INSIGNIA/ESG HOLDINGS, INC.


                       By /s/ Adam B. Gilbert
                       ----------------------
                       Name: Adam B. Gilbert
                       Title:Executive Vice-President


                       FIRST UNION NATIONAL BANK, as Warrant Agent



                       By: /s/ Joan K. Kaprinski
                       -------------------------
                       Name:   Joan K. Kaprinski
                       Title:  Assistant Vice-President




                                     ANNEX A

     THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i)~AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR
(ii)~AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.



                         COMMON STOCK PURCHASE WARRANTS

C No. __ C                                                C [Number] Warrants C
                     Void After 5:00 p.m. New York City Time
                                                         CUSIP No. 45766D 1 1 8
                              On September 15, 2003

                           INSIGNIA/ESG HOLDINGS, INC.

     THIS CERTIFIES THAT, for value received, [Name], or registered assigns, is the Holder of the number of Warrants set forth above, each Warrant entitling the Holder to purchase at any time during the period commencing on September 15, 2000 and ending at 5:00 p.m., New York City time, on September 15, 2003 (the "Expiration Date"), one fully paid and non-assessable share of common stock, par value $.01 per share ("Common Stock"), of Insignia/ESG Holdings, Inc., a Delaware corporation (the "Company"), at a purchase price per share (the "Exercise Price") initially equal to $_____, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase (attached hereto) duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares that may be purchased upon exercise hereof (the "Warrant Shares") set forth above and the Exercise Price set forth above are the number and Exercise Price as of the date of original issuance of this Warrant Certificate, based on the Common Stock as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the happening of certain events. The Warrants are subject to redemption by the Company for $1.00 per Warrant at any time after September 15, 2000 except that the Warrants may not be so redeemed unless the closing price (as determined in accordance with Section~5.1 of the Warrant Agreement) for the Common Stock of the Company on any 20 trading days within a period of 30 consecutive trading days ending no more than five days prior to the date upon which notice of redemption is first mailed is at least 150% of the Exercise Price in effect on that day.

    This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement dated as of September 30, 1998 between the Company and First Union National Bank, a national banking association incorporated under the laws of the United States of America, which Warrant Agreement is hereby incorporated herein reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company, the Warrant Agent and the Holders. Terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the principal executive office of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor, evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock (or other shares) as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     The Exercise Price may be paid in cash or by surrender of the appropriate number of Warrants or shares of Common Stock in a cashless exercise or in a combination thereof as provided in Section~5.2 of the Warrant Agreement.

     No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made as provided in Section~11 of the Warrant Agreement.

     No Holder of this Warrant Certificate, as such, shall be entitled to vote or to receive dividends or to consent or to receive notice as a stockholder of the meetings of stockholders for the election of directors of the Company or any other matter or to any rights whatsoever as stockholder of the Company, until the Warrant or Warrant evidenced by this Warrant Certificate shall have been exercised and the Warrant Shares shall have been delivered as provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock issuable upon exercise of this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares issuable upon such exercise until the date of the reopening of said transfer books as provided in the Warrant Agreement.


     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: ______________________


INSIGNIA/ESG HOLDINGS, INC.


By:
Name:
Title:

Attest:                                        Countersigned:
                                               FIRST UNION NATIONAL BANK,
                                               WARRANT AGENT


By:                                            By :
    Name:                                          Authorized Officer
    Title:

                               FORM OF ASSIGNMENT




(To be executed by the Holder if such Holder desires to transfer this Warrant Certificate).

TO INSIGNIA/ESG HOLDINGS, INC.


     FOR VALUE RECEIVED, __________________________________________ hereby sells assigns and transfers unto ________________________ (name and address of assignee must be printed or type written) ______________ Warrants represented by this Warrant Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ to transfer said Warrants on the books of the within-named Company, with full power of substitution, and if said number of Warrants shall not be all the Warrants represented by this Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining Warrants represented by this Warrant Certificate.

DATED:


                                    Signature

Signature Guaranteed:






NOTICE:

     The signature on the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE


(To be executed if Holder desires to exercise the Warrants evidenced by this Warrant Certificate).


TO INSIGNIA/ESG HOLDINGS, INC.

The undersigned hereby (1) irrevocably elects to exercise ___________________________________ Warrants represented by this Warrant
Certificate to purchase __________ shares of Common Stock (or other shares) issuable upon the exercise of such Warrants, (2) makes payment in full of the aggregate Exercise Price for such Warrants by enclosure of a certified or bank cashier's check therefor or by surrendering Warrants or shares of Common Stock for application to the aggregate Exercise Price, upon condition that new Warrants be issued for the balance of the Warrants remaining, and (3) requests that certificates for shares and Warrants be issued in the name of and delivered to:

(Please insert social security or other
         identifying number)



(Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
         identifying number)



(Please print name and address)


DATED:

                                    Signature

Signature Guaranteed:

NOTICE:

The signature on the foregoing election to purchase must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.